NAME OF SUBSIDIARY	JURISDICTION OF FORMATION
Whitestone REIT Operating Partnership, LP	Delaware
Pillarstone Capital REIT Operating Partnership LP	Delaware
Whitestone Centers LLC	Texas
Whitestone REIT Operating Partnership III GP, LLC	Texas
Whitestone REIT Operating Partnership III LP, LTD	Texas
Whitestone REIT Operating Partnership III LP	Texas
Whitestone REIT Operating Company IV, LLC	Texas
Whitestone Pima Norte LLC	Texas
Whitestone Corporate Park West LLC	Texas
Whitestone Retail Services, L.L.C.	Delaware
Whitestone Brokerage Services, L.L.C.	Texas
Whitestone SunnySlope Village, L.L.C.	Delaware
Whitestone Featherwood, LLC	Texas
Whitestone Terravita Marketplace, LLC	Delaware
Whitestone Ahwatukee Plaza, LLC	Delaware
Whitestone Brokerage Services AZ, LLC	Arizona
Whitestone Pinnacle of Scottsdale, LLC	Delaware
Whitestone Pinnacle of Scottsdale - Phase II, LLC	Delaware
Whitestone Shops At Starwood, LLC	Delaware
Whitestone Shops At Starwood - Phase III, LLC	Delaware
Whitestone Shops at Pinnacle, LLC	Delaware
Whitestone Paradise Village, LLC	Delaware
Whitestone Fountain Square, LLC	Delaware
Whitestone Village Square at Dana Park, LLC	Delaware
Whitestone Village Square at Dana Park Development Land, LLC	Delaware
Whitestone Pecos Ranch, LLC	Delaware
Whitestone Headquarters Village, LLC	Delaware
Whitestone TRS, Inc.	Delaware
Whitestone Mercado, LLC	Delaware
Whitestone Realty, LLC	Arizona
Whitestone Anthem Marketplace, LLC	Delaware
Whitestone Anthem Marketplace Development Land, LLC	Delaware
Whitestone Fountain Hills, LLC	Delaware
Whitestone Woodlake Plaza, LLC	Delaware
Whitestone Market Street at DC Ranch, LLC	Delaware
Whitestone Heritage Trace Plaza 1, LLC	Delaware
Whitestone Heritage Trace Plaza 2, LLC	Delaware
Whitestone Strand, LLC	Delaware
Whitestone Promenade, LLC	Delaware
Whitestone Towne Center, LLC	Delaware
Whitestone Williams Trace Plaza, LLC	Delaware
Whitestone Williams Trace Shops, LLC	Delaware
Whitestone Clear Lake Offices, LLC	Delaware
Whitestone Towne Center Corner, LLC	Delaware
Whitestone Village Square at Dana Park Corner, LLC	Delaware
Whitestone City View, LLC	Delaware
Whitestone Davenport TRS, LLC	Delaware
Whitestone Davenport Village, LLC	Delaware
Whitestone Parkside Village South, LLC	Delaware
Whitestone Parkside Village North, LLC	Delaware
Whitestone Quinlan Crossing, LLC	Delaware
Whitestone Keller Place, LLC	Delaware
Whitestone Gilbert Tuscany Village Corner, LLC	Delaware

NAME OF SUBSIDIARY	JURISDICTION OF FORMATION
Whitestone Seville, LLC	Delaware
Whitestone La Mirada, LLC	Delaware
Whitestone Eldorado Plaza, LLC	Delaware
Whitestone Houston BLVD Place, LLC	Delaware
Whitestone Houston BLVD Place Phase II, LLC	Delaware
Whitestone Eldorado Plaza Phase II, LLC	Delaware